Exhibit 2

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that Amendment No. 2 to the Statement on Schedule 13D to which this Joint Filing Statement is attached as an exhibit is filed on behalf of each of them in the capacities set forth below.

Dated: June 16, 2008	BEL FUSE INC.

	By:	/s/ Colin W. Dunn
	Name:	Colin W. Dunn
	Title:	Vice President Finance

BEL VENTURES INC.

By:	/s/ Colin W. Dunn
Name:	Colin W. Dunn
Title:	Vice President